AMENDMENT NO. 2 TO PATENT LICENSE AGREEMENT

Between

Alliance for Sustainable Energy, LLC and

Natcore Technology Inc.

This Amendment to License Agreement LIC-12-00206 (hereinafter “License”), shall be effective on the date it is executed by the last Party to sign below, is between Alliance for Sustainable Energy, LLC (hereinafter “Alliance”), as Manager and Operator of the National Renewable Energy Laboratory (“NREL”) located at 15013 Denver West Parkway, Golden, Colorado 80401 and Natcore Technology Inc., (hereinafter “Licensee”), a for-profit company organized and existing under the laws of Province British Columbia and having a principal place of business at 87 Maple Ave, Red Bank, New Jersey, USA 07701. The parties to this agreement may be hereinafter referred to individually as “Party” and jointly as “Parties”.

BACKGROUND:

Alliance manages and operates NREL under authority of its Prime Contract No. DE-AC36-08G028308 with the United States Government as represented by the Department of Energy;

The Parties executed the Patent License Agreement on December 12, 2011 (Exclusive Patent License Agreement 12-00206). The Parties wish to modify a section of the License pertaining to Licensed Intellectual Property.

TERMS & CONDITIONS:

THEREFORE, in consideration of the foregoing covenants and agreements contained herein, the Parties agree to the following amendment to the License:

1.	Exhibit C, 2) Market Milestones shall be deleted and replaced with the following:

2) Market Milestones:

1)	Achieve cumulative Net Sales of Licensed Products in excess of $1 million on or before December 1,2014.
2)	Achieve cumulative Net Sales of Licensed Products in excess of $2 million on or before December 1, 2015.
3)	Achieve cumulative Net Sales of Licensed Products in excess of $3 million on or before December 1, 2016.

          Progress and substantiation of Licensee meeting these development and commercialization requirements shall be provided to Alliance in the form of a report to be presented in writing no later than thirty (30) days from the end of each calendar year and each anniversary thereafter of the Effective Date thereof.

2.	All other terms and conditions of the License, and its authorized modifications, shall remain unchanged.

IN WITNESS WHEREOF, the Parties hereto have caused this Amendment No. 2 to be duly executed in their respective names by their duly authorized representatives.

ALLIANCE FOR SUSTAINABLE ENERGY, LLC		NATCORE TECHNOLOGY INC.

By:		By:

Name:	Bobi Garrett	Name:	Charles R. Provini

Title:	Deputy Laboratory Director Strategic Programs & Partnerships	Title:	President &CEO

Date:	01/22/2014	Date:	01/30/2014